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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the use, in the registration statement on Form SB-2 of Bergamo Acquisition Corp. of our report dated April 18, 2003 on our audit of the financial statements of Bergamo Acquisition Corp. as of December 31, 2002 and 2001 and the results of its operations and cash flows for the year ended December 31, 2002 and 2001, and the reference to us under the caption "Experts".

Henry Schiffer, C.P.A.
An Accountancy Corporation
Beverly Hills, California
April 22, 2003